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                              FOR IMMEDIATE RELEASE

             DEL LABORATORIES, INC., REPORTS SECOND QUARTER RESULTS


Uniondale, N.Y., July 29, 2004 ---Del Laboratories, Inc. (AMEX:DLI) today announced results for the second quarter and six months ended June 30, 2004.

Net sales for the second quarter of 2004 were $102,948,000, an increase of 5.1% compared to second quarter 2003 net sales of $97,976,000. Net earnings for the second quarter of 2004 were $3,757,000, or $0.39 per basic share, compared to net earnings in the second quarter of 2003 of $4,940,000, or $0.51 per basic share. The decrease in net earnings is attributable to higher production costs as a result of start-up problems which continued into the second quarter in connection with the transfer of manufacturing operations from Farmingdale, N. Y. to Rocky Point, North Carolina.

Net sales for the first six months of 2004 were $186,013,000, a decrease of 2.8% compared to net sales of $191,339,000 for the first six months of 2003. The decrease in net sales for the first six months of 2004 is due to the previously reported first quarter production problems in North Carolina which negatively impacted order fulfillment in the first quarter. Net earnings for the first six months of 2004 were $4,437,000, or $0.46 per basic share, compared to net earnings of $9,265,000, or $0.97 per basic share reported for the first six months of 2003.

Dan K. Wassong, Chairman, President and Chief Executive Officer, said: "Although our production efficiencies showed steady improvement during each month of the second quarter, we continued to experience high manufacturing costs as we recover from the first quarter start-up production problems. We continue to make steady improvement in our production processes and anticipate that we will be back to our pre-relocation manufacturing efficiency levels before the end of the third quarter. We firmly believe that despite the problems encountered early this year the consolidation of our principal manufacturing operations with our distribution facility in North Carolina should generate improved operating efficiencies and cost savings compared to our pre-relocation operating costs. Our core brands continue as market leaders. In our cosmetic business, Sally Hansen remains the number one brand in the mass market nail care category with a 26.5% share of market for the second quarter, as reported by ACNielsen. In our over-the-counter pharmaceutical business, Orajel continues as the market leader in the oral analgesics category with a 29.5% share of market for the quarter, as reported by Information Resources, Inc."

As previously reported, on July 2, 2004 the Company announced it signed a definitive merger agreement to be acquired by DLI Holding Corp. in a cash transaction valued at $385 million. DLI Holding Corp. will be owned by affiliates of Kelso and Company with members of Del's current management. An affiliate of Church & Dwight Co., Inc. will own non-voting preferred stock. Under the merger agreement, each outstanding share of Del Laboratories common stock will be converted into the right to receive $35 per share in cash. The total transaction value is approximately $465 million, including the assumption of approximately $80 million of debt. We anticipate a special meeting of Del's stockholders will be held in the fourth quarter for the purpose of seeking stockholder approval of the transaction.


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             DEL LABORATORIES, INC., REPORTS SECOND QUARTER RESULTS



                                                Condensed Statements of Consolidated Earnings
                                                 (In thousands, except per share amounts)

                                               Three Months Ended                 Six Months Ended
                                                    June 30                          June 30
                                            2004              2003             2004             2003
                                                   Unaudited                         Unaudited
                                        ----------------------------------------------------------------
    Net sales                              $102,948          $ 97,976          $186,013        $191,339

    Net earnings                           $  3,757           $ 4,940          $  4,437        $  9,265



    Earnings per common share (1)
                 Basic                      $  0.39           $  0.51           $  0.46         $  0.97
                 Diluted                    $  0.36           $  0.49           $  0.43         $  0.93


    Weighted average common
    shares outstanding (1)
                 Basic                        9,735             9,604             9,726           9,596
                 Diluted                     10,361            10,056            10,372           9,992


(1) All share and per share amounts have been adjusted to reflect the 5% stock dividend distributed December 29, 2003.



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             DEL LABORATORIES, INC., REPORTS SECOND QUARTER RESULTS


       Del Laboratories, Inc., markets and manufactures cosmetics and over-the-counter pharmaceuticals. Its major brands include SALLY HANSEN HARD AS NAILS(R), America's number one nail protection, HEALING BEAUTY(R) skin care makeup, CORNSILK(R) face makeup, LACROSS(R) nail and beauty implements, lip color, skin care, bleaches and depilatories, all under the SALLY HANSEN brand franchise, NATURISTICS(R) cosmetics, and N.Y.C. New York Color(R) cosmetics. The Company's Del Pharmaceuticals subsidiary includes ORAJEL(R), the number one brand of topical oral analgesics, ARTHRICARE(R), PRONTO(R), DERMAREST(R) PSORIASIS, GENTLE NATURALS (R), AURO-DRI(R), TANAC(R) and PROPA pH(R).

       Certain statements in this press release may constitute "forward-looking statements" under the federal securities laws. Forward-looking statements contain information that is subject to certain risks, uncertainties, trends and other factors that could cause actual results to be materially different from any future results implied by such forward-looking statements. Factors that might cause such a difference include, but are not limited to: delays in introducing new products or failure of consumers to accept new products; actions by competitors which may result in mergers, technology improvement or new product introductions; the dependence on certain national chain drug stores, food stores and mass merchandiser relationships due to the concentration of sales generated by such chains; changes in fashion-oriented color cosmetic trends; the effect on sales of lower retailer inventory targets; the effect on sales of political and/or economic conditions; the Company's estimates of costs and benefits, cash flow from operations and capital expenditures; interest rate or foreign exchange rate changes affecting the Company and its market sensitive financial instruments including the Company's qualitative and quantitative estimates as to market risk sensitive instruments; changes in product mix to products which are less profitable; shipment delays; depletion of inventory and increased production costs resulting from disruptions of operations at any of our manufacturing or distribution facilities; foreign currency fluctuations affecting our results of operations and the value of our foreign assets and liabilities; the relative prices at which we sell our products and our foreign competitors sell their products in the same market; our operating and manufacturing costs outside of the United States; changes in the laws, regulations and policies, including changes in accounting standards, that effect, or will effect, us in the United States and/or abroad; and trends in the general economy. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved. Without limitation, use of the following words is intended to identify forward-looking statements: "may," "will," "should," "expect," "anticipate," "estimate," "intend," "plan," or "continue" or the negative thereof or other variations thereon. For further information on factors which could impact the Company and the statements contained herein, please refer to the Company's filings with the Securities and Exchange Commission, including without limitation the Company's Annual Report on Form 10-K and the "Management's Discussion and Analysis of Financial Condition and Results of Operations" contained or incorporated by reference therein and quarterly reports on Form 10-Q.

       Filings with the Securities and Exchange Commission are available on the Company's website at www.dellabs.com.


       CONTACT:
                           Enzo J. Vialardi
                           Executive Vice President and Chief Financial Officer Del Laboratories, Inc.
                           178 EAB Plaza
                           P.O. Box 9357 Uniondale, New York 11553-9357 (516)
                           844-2050